Officers and Employees Personal Trading Policy

Article 1 Objective

The Officers and Employees Personal Trading Policy (the “Policy”) is intended to supplement the stipulations in the Nikko Asset Management Group Personal Trading Policy (the “Global Policy”) by stipulating matters applicable to personal trading by officers and employees of Nikko Asset Management Co., Ltd. (“Nikko AM”) based on laws, regulations, rules and customary practice in Japan.

Article 2 Departments of Information Access Persons

Departments of Information Access Persons that are stipulated in Article 4, Paragraph 1 (1) of the Global Policy are as specified in Appendix 1.

Article 3 Scope

“Transactions stipulated in the Local Policies for personal trading of Nikko AM Group Companies (“the Local Policies”)” that are stipulated in Article 6 (4) of the Global Policy are as below.

(1) Transactions in stock mini investment plans

Article 4 Prohibited Transactions

“Trading in Covered Securities on the Restricted List managed by the compliance department of any Nikko AM Group Company” that is stipulated in Article 8, Paragraph 1(3) of the Global Policy refers to Covered Securities contained in the Compliance Stock List managed by the Business & Regulatory Compliance Department.

2. “Transactions stipulated in the Local Policies for personal trading of Nikko AM Group Companies” that are stipulated in Article 8, Paragraph 1 (4) of the Global Policy refers to trading on margin (including margin trading and forex trading).

Article 5 Covered Securities

“Investment funds stipulated in the Local Policies of Nikko AM Group Companies” that are stipulated in Article 11, Paragraph 1 (5) (d) and Article 11, Paragraph 2 (2) (d) of the Global Policy are as below.

(1)

Beneficiary certificates of investment funds whose trust deeds stipulate that the fund only invests in trust assets that are specified securities of specified listed companies, etc. (for example, Nikko AM’s Japan Post Stock/Japan Post Group Stocks Fund).

Article 6 Screening

“Items stipulated in the Local Policies for personal trading of Nikko AM Group Companies” that are stipulated in Article 12, Paragraph 1 (6) of the Global Policy are as below.

(1)	Whether the content of the application has been approved by the head of the applicant’s department

Article 7 Holding Period Restrictions

At Nikko AM, holding period restrictions as stipulated in Article 14 of the Global Policy are as below.

(1)	In case of selling: Six months starting on execution date of final purchase

(2)	In case of purchasing: 60 days starting on execution date of final sale

Article 8 Reporting Requirement upon Transaction Completion

In addition to the quarterly reporting requirement stipulated in Article 16 of the Global Policy, Covered Persons must promptly report the results of any personal trading engaged in by them or their Related Persons once the trading has been completed to the person in charge of personal trading at the Business & Regulatory Compliance Department. The result must be reported even if the trade was not actually entered into or if an order was placed but couldn’t be executed.

Trading results include the following items.

(1)	Order date

(2)	Execution date

(3)	Stock name

(4)	Stock number/volume

(5)	Amount

Article 9 Application/reporting Form

When NAM officers and employees make application requests or reports in accordance with the Global Policy, the formats stipulated in the Policy as Appendix shall be used.

Article 10 Establishment, Amendment and Abolishment

Establishment, amendment or abolishment of the Policy is decided on by the Compliance Oversight Committee (GEC Committee).

2. Notwithstanding the provision in the previous paragraph, amendment and abolishment of the appendices and minor amendments to wording and changes to department or position names due to organizational changes are decided on by the Head of the Business & Regulatory Compliance Department.

Article 11 Administration

The Business & Regulatory Compliance Department is responsible for the Policy.

(Established)

July 26, 2018 (Enforced: January 1, 2019)

Appendix 1

Departments of Information Access Persons

•

Investment Fund Management (Equity Fund Management, Alternative Investment Fund Management, Fixed Income Fund Management, Passive Fund Management, Sub-Advised Fund Management, Trading, Portfolio Control, Investment Support & Planning, CIO Office)

•	Investment Compliance Department

•	Business Regulatory Compliance Department

•	Technology Solutions Department

Appendix 2

Personal Trading Pre-clearance Request Form

Through this Personal Trading Pre-clearance Request Form I request approval to transact in the security listed below (this “Security”). By submitting this, I understand that I am representing that, to the best of my knowledge and belief, the proposed transaction complies with the letter and spirit of the Nikko Asset Management Group Personal Trading Policy (the “Global Policy”) and the Officers and Employees Personal Trading Policy (the “Policy”).

Employee Name:	Staff ID:	a

Department Name:	Date of Request:

Employee Signature:

Please describe the intended transaction by filling in the blanks below:

Type of Security

Type of Trade	☐Sale ☐Purchase ☐Other (Please explain):

Name of Company at which Account Held

Account Name	Account Number

Security Name	Security Code

Scheduled Volume (Face Value in the case of Fixed Income)	☐Shares ☐Yen ☐Units ☐Face Value

Anticipated Value of Transaction	Approximate Value: ☐Yen ☐Other (if other, indicate currency):

Others

Please confirm the items below by checking the appropriate box. These confirmations are necessary to evaluate whether the transaction complies with the Policy.

	Items	Relevant Policy Section
☐	I do not have “insider information” about this Security.	Global Policy,
Art.7 Para 1 (1)

☐	The intended transaction is not “Trading using one’s work position or trading based on material information obtained in the course of one’s work”.	Global Policy Art.7 Para 1 (2)

☐	The intended transaction is not “Trading solely intended to secure speculative returns, such as frequent day trading”	Global Policy Art.7 Para 1 (3)

☐	The intended transaction is not “Trading that prioritizes the interests of clients or trading that causes conflicts of interests with clients”	Global Policy Art.7 Para 1 (4)

☐	The intended transaction is not a short sale, derivative transactions or covered warrants put option?	Global Policy Art.8 (1)

☐	The intended transaction is not “Investing in or through investment clubs or similar groups, or participating in the same”	Global Policy Art.8 (2)

☐	The intended transaction is not “Trading on margin (including margin trading and forex trading)”	Policy Art.4 Para 2

☐

Within the following period I have not engaged in an opposite direction transaction in this Security for which you request pre-clearance.

(1) In case of selling: Six months starting on execution date of final purchase

(2) In case of purchasing: 60 days starting on execution date of final sale

Policy Art.7

☐	The trading account has been reported upon start of employment or upon account opening	Global Policy Art,17, Art,18

Confirmation and question for Information Access Person

Yes	No	Question

☐	☐	Are you an Information Access Person?

☐	☐	Are you a Fund Manager?

☐	☐	Are you a Research Analyst? (including where a Fund Manager holds the position of Research Analyst concurrently)

If you answered “yes” to any of the questions in the box immediately above, you must complete the applicable confirmations below. If you concurrently hold two or more positions above, or if you are a supervisor or are responsible for overseeing a department/division that the Investment Professionals are assigned to and you answered “yes” to the appropriate questions, then you will need to answer all the applicable confirmations below. (If you answered “no” to all of the questions in the immediately above, then please do not answer any of the confirmations below as they do not apply to you.)

For all Information Access Persons

Items

☐	Regarding this Security, I do not have any advance investment information on assets regarding which the Nikko AM Group Company to which they belong has investment management authority.

For Fund Managers:

Items

☐	This Security has not been traded in a client account over which I have (or someone reporting to me has) any investment management responsibility within five business days of submission of this pre-clearance request?

☐	This Security will not be traded in a client account over which I have (or someone reporting to me has) any investment management responsibility trade during the period of validity of the pre-clearance approval or within the next five business days following the end of the period of validity of the pre-clearance approval?

☐	Regarding This Security, I have not (or someone reporting to me has not) made company visits, etc. (including attending meetings, telephone meetings and information gathering via email, etc.) during the month prior to and ending on the date of a personal trading application.

For Analysts:

Items

☐	This Security does not fall within my coverage area (or the coverage area of someone reporting to me) during the anticipated period of validity of the pre-clearance approval.

☐	This Security did not fall within your coverage area (or the coverage area of someone reporting to me) any time during the one month period prior to submission of the pre-clearance request.

☐	Regarding this Security, I have not (or someone reporting to me has not) made company visits, etc. (including attending meetings, telephone meetings and information gathering via email, etc.) during the month prior to and ending on the date of a personal trading application.

Note: Please submit a separate Personal Trading Pre-clearance Form for each Covered Security in which you proposed to trade. The effective term of this trading approval is the end of following business day of approval only (in the market in which the security will be traded).

Appendix 3

Receipt Acknowledgement and Compliance Certification

Employee Name:	Staff ID:	a

Department Name:	Submission Date:

Employee Signature:

By signing above, I acknowledge that:

(Please check each applicable box)

☐

I have received or been provided access to the Nikko Asset Management Group Personal Trading Policy (the “Global Policy”) and the Officers and Employees Personal Trading Policy (the “Policy”) in hard or electronic form and have read and understood it;

☐	I am a new Covered Person submitting this as required by Article 17 of the Global Policy

or

☐

I (i) have complied with the Global Policy and the Policy as applicable throughout the previous calendar year, if this is being submitted as an annual sign-off per Article 19 of the Global Policy or have advised the compliance departments of the relevant Nikko AM Group Company of any violations as required by Article 21 of the Global Policy.

Appendix 4

Covered Accounts Disclosure Form

I disclose below any Covered Accounts held by me or one of my Related Persons (i) as of 31st December of the previous year as an annual submission, or (ii) as of the date of my commencement of employment with a NAM Group company (or the day on which I am designated as a Covered Person) as a submission by a new Covered Person, as required by Article 17 or Article 19 of the Nikko Asset Management Group Personal Trading Policy (the “Global Policy”).

Employee Name:	Staff ID:	a
Department Name:	Submission Date:
Employee Signature:

Check one of the boxes below:

☐	No Covered Accounts are held by me or my Related Persons.

☐	I hereby disclose all the Covered Accounts held by me and/or my Related Persons.

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying Person
Check one of the boxes below:
☐ No securities are held in this Account

☐   Statement describing all securities held in this Account* (including quantity) is attached.

       (Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)

☐   All securities held in this Account* (including quantity) are as follows:

       (Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)

Type of Security*	Security Name	Ticker Symbol or Security Code	Quantity (Indicate whether Shares, Units or, in the case of Fixed Income, Face Value)	Market Value (Total)

*	Please describe all securities held in the Covered Account, including not only Covered Securities but also Exempt Securities such as investment trusts, MMF etc.

(List of Covered Accounts, continued)

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying Person
Check one of the boxes below:
☐ No securities are held in this Account

☐   Statement describing all securities held in this Account* (including quantity) is attached.

       (Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)

☐   All securities held in this Account* (including quantity) are as follows:

       (Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)

Type of Security*	Security Name	Ticker Symbol or Security Code	Quantity (Indicate whether Shares, Units or, in the case of Fixed Income, Face Value)	Market Value (Total)

*	Please describe all securities held in the Covered Account, including not only Covered Securities but also Exempt Securities such as investment trusts, MMF etc.

Appendix 5

Report of Opening or Closing of a Covered Account

I report the opening or closing of a Covered Account as required by Article 18 of the Nikko Asset Management Group Personal Trading Policy (the “Global Policy”).

Employee Name:	Staff ID:	a
Department Name:	Submission Date:
Employee Signature:

Check one of the boxes below and then fill in the information in the appropriate chart:

☐     I am reporting the Opening of the Covered Account listed below.

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying Person
Address of Account Holder
Date Account Opened

☐     I am reporting the Closing of the Covered Account listed below.

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying Person
Address of Account Holder
Date Account Closed

Appendix 6

Variance Request Form

I request approval for a variance to the Nikko Asset Management Group Personal Trading Policy (the “Global Policy”) in accordance with Article 22. In connection with the requested variance, I certify that it is sought in good faith and, if granted, will not be used to circumvent any of the principles, prohibitions or restrictions contained in the Global Policy and Officers and Employees Personal Trading Policy (the “Policy”).

Employee Name:	Staff ID:	a
Department Name:	Date of Request:
Employee Signature:

Please explain the specific variance requested, providing all relevant background:

Please explain why the variance is necessary:

To be filled out by Compliance:

☐ The Variance Requested Above is Rejected.

☐   The Variance Requested Above is Approved. Please note that this approval applies to the specific instance described above and does not constitute a blanket approval for this type of situation or similar situations.

Compliance comments, if any: